  ________________________________________________________
   Press Release
                                                           For immediate release

________________________________________________________
Invesco Mortgage Capital Inc. Reports
Fourth Quarter 2012 Financial Results

Contact:  Bill Hensel, 404-479-2886

Atlanta – February 5, 2013 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced results for the quarter ended December 31, 2012.

The Company reported net income of $90.6 million, or $0.77 per common share (basic and diluted), for the quarter ended December 31, 2012 (after deducting the preferred dividend of $2.7 million) compared to $84.1 million, or $0.72 per common share (basic and diluted), for the quarter ended September 30, 2012.  The Company also reported its book value per common share as of December 31, 2012 was $20.83, compared to $20.93 per common share as of September 30, 2012.

“Our fourth quarter strategy was to increase our allocation to credit assets and we accomplished this while delivering strong earnings per share of $0.77,” said Richard King, President and Chief Executive Officer.  “During 2012, we successfully completed our goal of improving our book value while maintaining a stable dividend. The improving trend in the housing market should create great opportunities, and we believe the repositioning of the portfolio combined with our recent capital raise have us well positioned for 2013.”

($ in millions, except per share amounts)
	Q4 ‘12	Q3 ‘12
	(unaudited)	(unaudited)
Average Earning Assets (at amortized costs)	$17,776.3	$16,955.1
Average Borrowed Funds	15,822.1	14,440.3
Average Equity	$2,482.5	$2,329.9

Interest Income	$145.4	$140.5
Interest Expense	65.1	60.3
Net Interest Income	80.3	80.2
Other Income	23.2	16.6
Operating Expenses	10.2	10.0
Net Income	93.3	86.8
Preferred Dividend	2.7	2.7
Net Income after Preferred Dividend	$90.6	$84.1

Average Portfolio Yield	3.27%	3.31%
Average Cost of Funds	1.65%	1.67%
Debt to Equity Ratio	6.1	5.8
Return on Average Equity	14.60%	14.44%
Book Value per Common Share (Diluted)	$20.83	$20.93
Earnings per Common share (Basic and Diluted)	$0.77	$0.72
Dividend per Common share	$0.65	$0.65
Dividend per Preferred share	$0.4844	$0.4790

Financial Summary

The Company’s portfolio of mortgage-backed securities (“MBS”) was $18.5 billion as of December 31, 2012, an increase of $0.2 billion from September 30, 2012.  For the quarter ended December 31, 2012, average earning assets were $17.8 billion, representing an increase of $0.8 billion from September 30, 2012.  The portfolio generated interest income of $145.4 million, which reflects an increase of $4.9 million from September 30, 2012.

For the quarter ended December 31, 2012, the Company had average borrowings of approximately $15.8 billion and interest expense, including cost of hedging, of $65.1 million, compared to $14.4 billion and $60.3 million, respectively, for the third quarter of 2012.  Our average cost of funds was 1.65% and 1.67% for the fourth quarter of 2012 and the third quarter of 2012, respectively.

Operating expenses for the fourth quarter of 2012 totalled $10.2 million, compared to $10.0 million for the third quarter of 2012.  The ratio of operating expenses to average equity in the fourth quarter of 2012 decreased 0.08% to 1.64%.

The Company declared a common stock dividend of $0.65 per common share for the fourth quarter of 2012.  The dividend was paid on January 28, 2013.

The Company declared a preferred stock dividend of $0.4844 per preferred share for the fourth quarter of 2012.  The dividend was paid on January 25, 2013.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Wednesday, February 6, 2013, at 8:30 a.m. ET, by calling one of the following numbers:

US/Canada Toll Free:                             888-942-8507
International:                                           415-228-4839
Passcode:                                               Invesco

An audio replay will be available until 5:00 pm ET on February, 20, 2013 by calling:

888-568-0862 (North America) or 203-369-3485 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws.  Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. In addition, words such as “will,” “anticipates,” “expects” and “plans,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge investors to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s
Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice.  We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
$ in thousands, except per share data	2012	2011	2012	2011

Revenues
Interest income	145,389	137,545	566,830	453,352
Interest expense	65,093	55,004	237,405	155,241
Net interest income	80,296	82,541	329,425	298,111

Other income
Gain on sale of investments	23,236	2,517	48,215	10,959
Equity in earnings and fair value change in unconsolidated
ventures	937	563	7,169	3,301
Unrealized loss on interest rate swaps and swaptions	(1,382)	(109)	(4,232)	(764)
Realized and unrealized credit default swap income	420	659	3,115	5,308
Total other income	23,211	3,630	54,267	18,804

Expenses
Management fee – related party	9,285	8,647	35,658	26,259
General and administrative	892	1,003	4,026	3,859
Total expenses	10,177	9,650	39,684	30,118
Net income	93,330	76,521	344,008	286,797
Net income attributable to non-controlling interest	1,098	934	4,123	4,882
Net income attributable to Invesco Mortgage Capital Inc.	92,232	75,587	339,885	281,915
Dividends to preferred shareholders	2,713	-	5,395	-
Net income attributable to common shareholders	89,519	75,587	334,490	281,915

Earnings per share:
Net income attributable to common shareholders
(basic/diluted)	0.77	0.66	2.89	3.27
Dividends declared per common share	0.65	0.65	2.60	3.42
Weighted average number of shares of common stock:
Basic	116,016	115,392	115,559	86,365
Diluted	117,472	116,835	117,012	87,804

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

$ in thousands, except share and per share amounts	As of
	December 31,	December 31,
ASSETS	2012	2011

	(Unaudited)

Mortgage-backed securities, at fair value	18,470,563	14,214,149
Cash and cash equivalents	286,474	197,224
Restricted cash	12,371	74,496
Investment related receivable	41,429	160,424
Investments in unconsolidated ventures, at fair value	35,301	68,793
Accrued interest receivable	62,977	54,167
Derivative assets, at fair value	6,469	1,339
Other assets	11,547	1,575
Total assets	18,927,131	14,772,167

LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	15,720,460	12,253,038
Derivative liability, at fair value	436,440	396,780
Dividends and distributions payable	79,165	75,933
Investment related payable	76,086	107,032
Accrued interest payable	15,275	12,377
Accounts payable and accrued expenses	877	556
Due to affiliate	9,308	9,038
Total liabilities	16,337,611	12,854,754

Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized, 7.75% series A cumulative redeemable, $25 liquidation preference, 5,600,000 and no shares issued and outstanding at
December 31, 2012 and 2011, respectively	135,362	-
Common Stock: par value $0.01 per share; 450,000,000 shares
authorized, 116,195,500 and 115,395,695 shares issued and
outstanding, at December 31, 2012 and 2011, respectively	1,162	1,154
Additional paid in capital	2,316,290	2,299,543
Accumulated other comprehensive income (loss)	86,436	(393,291)
Retained earnings (distributions in excess of earnings)	18,848	(15,068)
Total shareholders’ equity	2,558,098	1,892,338

Non-controlling interest	31,422	25,075
Total equity	2,589,520	1,917,413

Total liabilities and equity	18,927,131	14,772,167

Mortgage-Backed Securities

The following table summarizes certain characteristics of the Company’s mortgage-backed securities portfolio as of December 31, 2012:

							Period-
						Net	end	Quarterly
		Unamortized		Unrealized		Weighted	Weighted	Weighted
	Principal	Premium	Amortized	Gain/	Fair	Average	Average	Average
$ in thousands	Balance	(Discount)	Cost	(Loss), net	Value	Coupon (1)	Yield (2)	Yield (3)
Agency RMBS:
15 year fixed-rate	1,964,999	102,058	2,067,057	63,839	2,130,896	4.09%	2.37%	2.37%
30 year fixed-rate	9,168,196	601,592	9,769,788	238,949	10,008,737	4.21%	2.89%	2.88%
ARM	109,937	3,464	113,401	2,365	115,766	3.15%	2.06%	2.02%
Hybrid ARM	556,790	13,493	570,283	16,885	587,168	3.19%	2.18%	2.22%
Total Agency pass-through	11,799,922	720,607	12,520,529	322,038	12,842,567	4.13%	2.77%	2.75%

Agency-CMO(4)	1,322,043	(819,530)	502,513	1,926	504,439	2.89%	2.35%	1.51%
Non-Agency RMBS(5)	3,339,683	(308,885)	3,030,798	48,238	3,079,036	4.20%	4.61%	4.80%
CMBS	1,868,928	24,070	1,892,998	151,523	2,044,521	5.27%	4.96%	4.82%
Total	18,330,576	(383,738)	17,946,838	523,725	18,470,563	4.17%	3.30%	3.27%

(1) Net weighted average coupon as of December 31, 2012 (“WAC”) is presented net of servicing and other fees.
(2) Average yield based on amortized cost as of December 31, 2012 incorporates future prepayment and loss assumptions.
(3) Average yield based on average amortized cost for the three months ended December 31, 2012 incorporates future prepayment and loss assumptions.
(4) Included in the Agency-CMO are interest only securities which represent 14.1% of the balance based on fair value.
(5) The non-Agency RMBS held by the Company is 79.2% variable rate, 15.5% fixed rate, and 5.3% floating rate based on fair value.

Constant Prepayment Rates (CPR)

The CPR of our portfolio impacts the amount of premium and discount on the purchase of securities that is recognized into income. The following table shows the three month CPR for our RMBS compared to bonds with similar characteristics (“Cohorts”):

	December 31, 2012		September 30, 2012
	Company	Cohort	Company	Cohort

15 year Agency RMBS	17.4	26.5	14.6	23.4
30 year Agency RMBS	11.6	20.9	13.1	20.7
Agency Hybrid ARM RMBS	28.5	NA	20.0	NA
Non-Agency RMBS	17.7	NA	16.2	NA
Overall	14.6	NA	14.3	NA

Repurchase Agreements

The following table summarizes the Company’s borrowings by type of investment for the periods ended December 31, 2012 and December 31, 2011:

$ in thousands	December 31, 2012			December 31, 2011
			Weighted			Weighted
		Weighted	Average		Weighted	Average
		Average	Remaining		Average	Remaining
	Amount	Interest	Maturity	Amount	Interest	Maturity
	Outstanding	Rate	(Days)	Outstanding	Rate	(Days)
Agency RMBS	11,713,565	0.48%	16	9,491,538	0.38%	22
Non-Agency RMBS	2,450,960	1.75%	23	1,916,620	1.79%	22
CMBS	1,555,935	1.51%	18	844,880	1.55%	22
Total	15,720,460	0.78%	17	12,253,038	0.68%	22

Interest Rate Hedges

The following table summarizes our hedging activity as of December 31, 2012:

$ in thousands			Fixed Interest Rate
Counterparty	Notional	Maturity Date	in Contract
The Bank of New York Mellon	100,000	5/24/2013	1.83%
The Bank of New York Mellon	200,000	6/15/2013	1.73%
SunTrust Bank	100,000	7/15/2014	2.79%
Deutsche Bank AG	200,000	1/15/2015	1.08%
Deutsche Bank AG	250,000	2/15/2015	1.14%
Credit Suisse International	100,000	2/24/2015	3.26%
Credit Suisse International	100,000	3/24/2015	2.76%
Wells Fargo Bank, N.A.	100,000	7/15/2015	2.85%
Wells Fargo Bank, N.A.	50,000	7/15/2015	2.44%
Morgan Stanley Capital Services, Inc.	300,000	1/24/2016	2.12%
The Bank of New York Mellon	300,000	1/24/2016	2.13%
Morgan Stanley Capital Services, Inc.	300,000	4/5/2016	2.48%
Citibank, N.A.	300,000	4/15/2016	1.67%
The Bank of New York Mellon	500,000	4/15/2016	2.24%
Credit Suisse International	500,000	4/15/2016	2.27%
JPMorgan Chase Bank, N.A.	500,000	5/16/2016	2.31%
Goldman Sachs Bank USA	500,000	5/24/2016	2.34%
Wells Fargo Bank, N.A.	250,000	6/15/2016	2.67%
Goldman Sachs Bank USA	250,000	6/15/2016	2.67%
JPMorgan Chase Bank, N.A.	500,000	6/24/2016	2.51%
Citibank, N.A.	500,000	10/15/2016	1.93%
Deutsche Bank AG	150,000	2/5/2018	2.90%
Morgan Stanley Capital Services, Inc.	100,000	4/5/2018	3.10%
JPMorgan Chase Bank, N.A.	200,000	5/15/2018	2.93%
UBS AG (1)	500,000	5/24/2018	1.10%
The Royal Bank of Scotland Plc (2)	500,000	9/5/2018	1.04%
Wells Fargo Bank, N.A.	200,000	3/15/2021	3.14%
Citibank, N.A.	200,000	5/25/2021	2.83%
HSBC Bank USA, National Association (3)	250,000	6/5/2023	1.91%
Total	8,000,000		2.13%

(1) Forward start date of May 2013
(2) Forward start date of September 2013
(3) Forward start date of June 2013

Average Balances

The following table shows the average balances for the three and twelve months ended December 31, 2012 and 2011:

	Three Months Ended		Year Ended
	December 31,		December 31,
$ in thousands	2012	2011	2012	2011
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	2,114,987	2,393,468	2,302,218	2,171,988
30 year fixed-rate, at amortized cost	9,665,370	6,216,010	8,395,560	4,547,867
ARM, at amortized cost	116,608	100,661	150,377	86,177
Hybrid ARM, at amortized cost	591,081	1,309,862	1,028,432	998,933
MBS-CMO, at amortized cost	510,292	141,132	465,469	91,861
Non-Agency RMBS, at amortized cost	2,922,411	2,539,250	2,524,635	2,057,477
CMBS, at amortized cost	1,855,546	1,313,117	1,461,359	1,006,164
Average MBS portfolio	17,776,295	14,013,500	16,328,050	10,960,467

Average Portfolio Yields: (1)
Agency RMBS:
15 year fixed-rate	2.37%	2.75%	2.54%	2.96%
30 year fixed-rate	2.88%	3.52%	3.12%	3.59%
ARM	2.02%	2.90%	2.51%	2.99%
Hybrid ARM	2.22%	2.49%	2.60%	2.58%
MBS-CMO	1.51%	1.32%	2.02%	3.39%
Non-Agency RMBS	4.80%	6.05%	5.16%	6.79%
CMBS	4.82%	5.69%	5.22%	5.44%
Average MBS portfolio	3.27%	3.93%	3.47%	4.14%

Average Borrowings*:
Agency RMBS	12,010,877	9,179,788	11,161,176	7,146,066
Non-Agency RMBS	2,313,014	1,994,379	1,902,754	1,536,245
CMBS	1,498,221	952,777	1,108,438	791,212
Total borrowed funds	15,822,112	12,126,944	14,172,368	9,473,523
Maximum borrowings during the period (2)	16,227,024	12,253,038	16,227,024	12,253,038

Average Cost of Funds: (3)
Agency RMBS	0.45%	0.32%	0.39%	0.27%
Non-Agency RMBS	1.71%	1.67%	1.76%	1.47%
CMBS	1.50%	1.53%	1.55%	1.35%
Unhedged cost of funds	0.74%	0.64%	0.67%	0.56%
Hedged cost of funds	1.65%	1.81%	1.68%	1.64%

Average Equity: (4)	2,482,487	1,921,684	2,262,851	1,625,794
Average debt/equity ratio (average during period)	6.4x	6.3x	6.3x	5.8x
Debt/equity ratio (at period end)	6.1x	6.4x	6.1x	6.4x

* Average amounts for each period are based on weighted month end balances.  For the three and twelve months ended December 31, 2012, the average balances are presented on an amortized cost basis.  Prior periods have been adjusted accordingly for comparative purposes.

(1) Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by our average of the amortized cost of the investments.  All yields are annualized.

(2) Amount represents the maximum borrowings at month-end during each of the respective periods.
(3) Average cost of funds is calculated by dividing interest expense, by our average borrowings.
(4) Average equity is calculated based on a weighted balance basis.